SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT



                       Pursuant to Sections 13 or 15(d) of
                       the Securities Exchange Act of 1934



                        Date of Report: September 1, 2005
                        (Date of Earliest Event Reported)


         YTB International, Inc. (formerly REZconnect Technologies, Inc.
             (Exact name of Registrant as specified in its charter)


Delaware                              0-18412                         11-2602120
----------------                   -------------               -----------------
(State or other                    (Commission                     (IRS Employer
Jurisdiction of                     File Number)                  Identification
Incorporation)                                                           Number)


560 Sylvan Avenue, Englewood Cliffs, New Jersey                            07632
-----------------------------------------------------            ---------------
(Address of  Principal Executive Offices)                             (Zip Code)


                                 (201) 567-8500
               (Registrant's Telephone Number Including Area Code)


                          REZconnect Technologies, Inc.
-                         -----------------------------
           (Former name or former address if changed since last report

Item 8.01 (Other Events): YTB International, Inc. has applied for listing on the American Stock Exchange; its YourTravelBizcom, Inc. operating subsidiary intends to add to its Independent Marketing Representative Agreement a "Bill of Rights" for its present and future Independent Marketing Representatives certain protections against events such as cessation of network marketing, corporate bankruptcy, sale of the corporate business, sale of the revenue streams generating residual commissions and the outright termination of residual commissions.

Registrant is a fast growing multi-level sales organization within the travel business. Since the former REZconnect Technologies, Inc. and YourTravelBiz.com, Inc. merged December 8, 2004 to become the Registrant (with three (3) operating subsidiaries) as well as reincorporated in Delaware and changed its name to YTB International, Inc. January 5, 2005 and concurrently commenced trading as YTBL on the Over the Counter Bulletin Board, Registrant's business has expanded rapidly. Meanwhile, Registrant's OTCBB trading volume and market valuation has experienced significant associated increases such that it qualifies for listing on the American Stock Exchange (AMEX) and Registrant has recently filed its Listing Application. There is no assurance that such listing will be approved. Registrant awaits further notice from AMEX, the timing of which is currently unknown. A more detailed press release and 8-K will be filed once the Listing Application has been acted upon. Unless and until the AMEX Listing App has been acted upon, Registrant will not respond to questions about such status.

Registrant's YourTravelBizcom, Inc. operating subsidiary ("YTB") has added to its Independent Marketing Representative Agreement a "Bill of Rights" for its present and future Independent Marketing Representatives (IMRs) certain protections against cessation of residual income previously earned. YTB and subsidiary Your Travel Network, Inc. have filed with the offices of the Secretary of States of Illinois and New Jersey, UCC-1 Financing Statement securing, effective as of September 1, 2005, to all present and future IMRs their residual commissions upon future RTA monthly payments.

These protections include: IMR residual commissions not being subject to future downward modification; IMRs shall be deemed to have fully and unconditionally earned all residual commissions upon the monthly revenues paid by RTAs established by themselves and by IMRs in their commissionable downline, subject only to future monthly payments being made by the RTAs commissionable to them; no IMR may be divested of the foregoing right to receive residual commissions except upon the voluntary termination of their IMR status, their involuntary termination as an IMR for cause and pursuant to the procedures of YTB in connection with the involuntary termination of IMR status for cause; no cessation of network marketing sales, bankruptcy proceedings or sale or assignment of the right to receive future RTA monthly revenues, or other act or occurrence whatsoever, shall be deemed to defeat or otherwise be superior to the right of the present and future IMR to receive residual commissions; and no fee, purchase or renewal of IMR status shall ever be required of present and future IMRs as a condition of their receipt of future residual commissions.

The press release prepared and distributed by Registrant outlining the listing application status. and process as well as management's adoption of the Bill of Rights is attached.

EXHIBITS (Numbering as Assigned by Regulation S-K, Item 601):

99:      PRESS RELEASE

                                    Signature


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       YTB International, Inc.
                                       (formerly  REZconnect Technologies, Inc.)



                                        /s/ Michael Y. Brent
                                        ---------------------------------------
                                        Michael Y. Brent, CEO
                                        Dated: September 14, 2005